            As filed with the Securities and Exchange Commission on June 4, 1996
                                                    Registration No. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 GYNECARE, INC.
             (Exact name of Registrant as specified in its charter)


          Delaware                                  94-3197941
         ----------                                 ----------
  (State or other jurisdiction           (I.R.S. Employer Identification No.)
of incorporation or organization)


                             235 Constitution Drive
                          Menlo Park, California 94025
   (Address, including zip code, of Registrant's principal executive offices)


                             1994 STOCK OPTION PLAN
                            1995 DIRECTOR OPTION PLAN
                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)


                                WILLIAM M. HUNTER
                      President and Chief Executive Officer
                                 GYNECARE, INC.
                             235 Constitution Drive
                          Menlo Park, California 94025
                                 (415) 614-2500
(Name, address, and telephone number, including area code, of agent for service)


                                    COPY TO:
                            ROBERT T. CLARKSON, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (415) 493-9300

                         CALCULATION OF REGISTRATION FEE


                                                                            PROPOSED               PROPOSED
                                                                            MAXIMUM                MAXIMUM
                                                      AMOUNT                OFFERING               AGGREGATE             AMOUNT OF
           TITLE OF SECURITIES TO                     TO BE                   PRICE                OFFERING            REGISTRATION
                BE REGISTERED                       REGISTERED              PER SHARE                PRICE                  FEE
 Common Stock issuable upon exercise of
 options previously granted under 1994
 Stock Option Plan                                   456,977                $10.125/sh             $1,046,758             $  361

 Common Stock issuable upon exercise of
 options to be granted under 1994 Stock
 Option Plan                                         311,383                $10.19/sh(1)           $3,172,993             $1,094

 Common Stock issuable under 1995 Director
 Stock Option Plan                                   100,000                $10.19/sh(1)           $1,019,000              $ 351

 Common Stock issuable under 1995 Employee
 Stock Purchase Plan                                 150,000                $ 8.66/sh(1)           $1,299,000              $ 448


 Total shares of Common Stock                      1,018,360                                      $ 6,537,751             $2,254

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the average of the high and low prices per share of the Common Stock on the Nasdaq National Market on May 28, 1996.

                                 GYNECARE, INC.

                       REGISTRATION STATEMENT ON FORM S-8




PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

     1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated November 9, 1995 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

     2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

     3. The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1996.

          All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES

          Not Applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          The validity of the issuance of the shares of Common Stock being registered hereby are being passed upon for the Registrant by Wilson, Sonsini, Goodrich & Rosati, Professional Corporation, Palo Alto, California. Certain members of Wilson, Sonsini, Goodrich & Rosati and investment partnerships of which such persons are partners beneficially own 7,535 shares of the Registrant's Common Stock.

Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          The Registrant's Certificate of Incorporation and Bylaws contain certain provisions relating to the limitation of liability and indemnification of directors and officers. The Registrant's Certificate of Incorporation provides that directors of the Registrant may not be held personally liable to the Registrant or its stockholders for monetary damages for a breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends, distributions and repurchases or redemptions of stock, or (iv) for any transaction from which the director derives an improper benefit. However, such limitation does not limit the availability of non-monetary relief in any action or proceeding against a director. In addition, the Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent authorized by Delaware law.

          The Registrant has entered into agreements to indemnify its directors and executive officers, in addition to indemnification provided for in the Registrant's Bylaws. These agreements, among other things, indemnify the Registrant's directors and executive officers for certain expenses including attorneys' fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant arising out of such person's services as a director or executive officer of the Registrant, a subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

Item 8.   EXHIBITS


 Exhibit
 Number                                 Document
 -------       -----------------------------------------------------------------
  4.1*         1994 Stock Option Plan
  4.2*         1995 Director Option Plan
  4.3*         1995 Employee Stock Purchase Plan
  5.1          Opinion of counsel as to legality of securities being registered
  23.1         Consent of Coopers & Lybrand, L.L.P., Independent Accountants.
  23.2         Consent of Counsel (contained in Exhibit 5.1).
  24.1         Power of Attorney (see page II-5).

- ---------------------
*Filed as an exhibit to Registration Statement on Form SB-2 (File No. 33-97910-
LA), as filed with the SEC on November 7, 1995.


Item 9.   UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Gynecare, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on the 31st day of May, 1996.

                                   GYNECARE, INC.


                                   By: /s/ William M. Hunter
                                      ---------------------------------
                                      William M. Hunter, President and
                                      Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William M. Hunter and Malcolm M. Farnsworth, Jr. and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 Signature                                          Title
                                      Date

/s/ William M. Hunter           President, Chief Executive Officer  May 31, 1996
- ------------------------------  and Director (Principal Executive
William M. Hunter               Officer)

/s/ Malcolm M. Farnsworth, Jr.  Vice President and Chief Financial  May 31, 1996
- ------------------------------  Officer (Principal Financial and
Malcolm M. Farnsworth, Jr.      Accounting Officer)

/s/ Elizabeth B. Connell        Director                            May 31, 1996
- ------------------------------
Elizabeth B. Connell, M.D.

/s/ David L. Douglass           Director                            May 31, 1996
- ------------------------------
David L. Douglass

/s/ A. Grant Heidrich           Director                            May 31, 1996
- ------------------------------
A. Grant Heidrich

/s/ Alan Levy                   Director                            May 31, 1996
- ------------------------------
Alan Levy, Ph.D.

/s/ Mary Lake  Polan            Director                            May 31, 1996
- ------------------------------
Mary Lake Polan, M.D., Ph. D.

/s/ F. Thomas Watkins, III      Director                            May 31, 1996
- ------------------------------
F. Thomas Watkins, III

                                 GYNECARE, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS



 Exhibit
 Number                        Description
 -------       ----------------------------------------------------
  4.1*         1994 Stock Option Plan
  4.2*         1995 Director Option Plan
  4.3*         1995 Employee Stock Purchase Plan
  5.1          Opinion of counsel as to legality of securities
               being registered
  23.1         Consent of Coopers & Lybrand, L.L.P., Independent
               Accountants
  23.2         Consent of Counsel (contained in Exhibit 5.1)
  24.1         Power of Attorney (see page II-5)
- -------------------
*    Filed as an exhibit to Registration Statement on Form SB-2
     (File No. 33-97910-LA), as filed with the SEC on November 7, 1995.


                                       S-1